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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-165408 and 333-167303) of Arbor Realty Trust, Inc. and Subsidiaries and in the related Prospectuses; and (ii) on Form S-8 (Nos. 333-175656 and 333-158671) pertaining to the Arbor Realty Trust, Inc. 2003 Omnibus Stock Incentive Plan, as amended and restated, of Arbor Realty Trust, Inc. and Subsidiaries of our reports dated February 15, 2013, with respect to the consolidated financial statements and schedule of Arbor Realty Trust, Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Arbor Realty Trust, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

                      /s/ Ernst & Young LLP

New York, New York
February 15, 2013

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM